UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2008

SECURITY FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	0-16120	57-0858504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

238 Richland Avenue West, Aiken, South Carolina		29801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (803) 641-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Security Federal Corporation announced that it had received preliminary approval from the U.S. Treasury to purchase $18.0 million of its senior preferred stock and related warrants to purchase up to $2.7 million of its common stock, subject to the completion of the formal agreements. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 8.01 by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d)               Exhibits

              99.1           Press release dated December 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SECURITY FEDERAL CORPORATION

Date: December 12, 2008	By:	/s/Roy G. Lindburg
Roy G. Lindburg
Treasurer and Chief Financial Officer

Exhibit 99.1

Press Release of Security Federal Corporation dated December 12, 2008

Security Federal  To Sell $18 Million in Preferred Stock Under CPP

Aiken, SC – December 12, 2008 – Security Federal Corporation (“Company”) (OTCBB:SFDL.OB), the parent company of Security Federal Bank (“Bank”), today announced that it has received preliminary approval to sell $18 million in preferred stock to the U.S. Treasury Department through its Capital Purchase Program.  The anticipated sale of the preferred stock, as well as warrants for up to $2.7 million, is expected to close within 30 days subject to the signing of closing documents and registration with the Securities and Exchange Commission.

“We are pleased that we have been selected to participate in this voluntary program, which is an important recognition of the strength and financial health of the Company,” said Timothy W. Simmons, President and Chief Executive Officer.  “The additional capital will enhance our capacity to support the communities we serve through expanded lending activities and economic development.  We believe that participation in this program should be beneficial for the employees, customers and shareholders of the Company.  The Bank is well capitalized today and, of course, will be well capitalized after the transaction” stated Simmons.

The preferred stock will pay a 5% dividend for the first five years, after which the rate will increase to 9% if the preferred shares are not redeemed by the Company.  The terms and conditions of the transaction and the preferred stock will conform to those provided by the U.S. Treasury.  A summary of the Capital Purchase Program can be found on the Treasury’s web site at www.ustreas.gov/initiatives/eesa.

Security Federal Bank has 13 full service branch locations in Aiken, Clearwater, Graniteville, Langley, Lexington, North Augusta, Wagener, Columbia and West Columbia, South Carolina and Evans, Georgia. Additional financial services are provided by three of the Bank’s wholly owned subsidiaries, Security Federal Insurance, Inc., Security Federal Investments, Inc., and Security Federal Trust, Inc.

At September 30, 2008, Security Federal Corporation had consolidated total assets of $905.5 million and stockholders’ equity of $45.9 million.

This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to, (1) adverse developments in the capital markets in general or in the markets for financial institutions stock in particular; (2) changes in legislation or regulatory requirements affecting financial institutions, including the current debate in Congress as to restructuring the financial services industry; (3) changes in the interest rate environment; and (4) adverse changes in general economic conditions and other risks detailed in Security Federal Corporation’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and Form 10-Q for the quarter ended September 30, 2008. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

For additional information contact Roy Lindburg, Chief Financial Officer, at (803) 641-3070